Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption
"Independent Registered Public Accounting Firm" and to the use of our reports pertaining to The Union Central Life
Insurance Company and Carillon Life Account dated February
8, 2005 and February 13, 2005, respectively, in Post-
Effective Amendment No. 14 to the Registration Statement
(Form N-6 No. 33-94858) and related Statement of
Additional Information of Carillon Life Account.

                         /s/ Ernst & Young LLP


Cincinnati, Ohio
April 15, 2005